Exhibit 99.1

Guskin Gold (OTC:GKIN) Strengthens Executive Team with Appointment of Mario Beckles as Chief Financial Officer

SAN JOSE, CA, June 29, 2021 (San Jose, California) -- Guskin Gold Corp (OTC: GKIN) (“Guskin Gold” or the “Company”), focused on gold exploration and alluvial mining in Ghana, is pleased to announce expansion of the executive team to include Mr. Mario Beckles, CPA as the Company’s new Chief Financial Officer.

Mr. Beckles, CPA, CFO, has over twenty years’ experience in both private and public companies managing financial policies and procedures, and accounting, tax, and audit reporting. He is a member of the American Institute of Certified Public Accountants and holds a CPA license with the state board of Florida.

Mr. Beckles began his career as a senior auditor with Deloitte & Touche and has since held positions as Chief Financial Officer for a number of publicly traded companies including First Liberty Power Corp., a publicly traded mining company.

Previously, Mr. Beckles was a Partner at Jersey Fortress Capital Partners, a boutique investment banking firm, Manager of Internal Audits at Claire’s Stores, and a Senior Financial Reporting Analyst with SimplexGrinnell, a $2 billion USD fire and security contractor.

Mr. Beckles will work closely with the Company’s operations team as the Company expands operations in Ghana under their newly announced partnership with Africa Exploration and Minerals Group Ltd. (AEMG). Mr. Beckles primary responsibilities include accounting, financial reporting, SEC compliance, and internal controls for the Company as they begin operations of the Kukuom Shewn Edged Pink Concession Ghana gold project.

“Mario has been actively consulting with the company over the last year and a half preparing us for the public markets and we have found his knowledge, experience, and service to the Company to be an invaluable asset.” states Mrs. Naana Asante, Guskin Gold’s CEO. “He is an accomplished financial expert who brings extensive experience and organization which will be fundamental to the next phase of growth – the development of operations in Ghana under our new partnership with AEMG. We are very excited to welcome Mario to our leadership team.”

About Guskin Gold Corp.

Guskin Gold Corp. (OTC: GKIN) is a junior mining company publicly traded in the United States, with its head office in Santa Clara, California. Guskin is focused on gold exploration and alluvial mining in Ghana, the number one gold producer in Africa and seventh largest gold producing country in the world. The Company’s leadership team is second to none. Many are native to Ghana, all offer specialized expertise in the business of gold exploration, mining, public markets, and finance. And all are passionately committed to the success of the company, our partners, and investors. For additional information please visit www.guskingold.com.

Contact

Mrs. Naana Asante
Chief Executive Officer
Tel: + (408) 766-1511

naana.asante@guskingold.com

Forward-Looking Statements and Disclosure

This news release contains “forward-looking statements” which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, securing necessary financing, the future of the U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations pertaining to the mining and exploration of mineral properties. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.